UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2014 Executive Bonus Plan

At a meeting held on December 12, 2013, based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved the Company’s 2014 Executive Bonus Plan (the “Plan”). Pursuant to the Plan, the 2014 annual bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), will be determined based upon the achievement of certain pre-determined revenue and adjusted EBITDA targets applicable to fiscal 2014 (collectively, the “Targets”), which Targets have been set by the Board. The Bonus Amount for each Named Executives will be payable in cash or shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subsequent to the certification of the achievement of the Targets by the Committee, such certification to be finalized between February 1st and March 15th of 2015, except for the Company’s Chief Executive Officer and Chairman, who will receive his Bonus Amount in shares of Common Stock following the certification described above pursuant to the terms of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: December 18, 2013	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Financial Officer
(Principal Financial & Accounting Officer)